As filed with the Securities and Exchange Commission on January 18, 2001

Registration No. 333-50210 ===============================================================================

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Guilford Pharmaceuticals Inc.
(Exact name of registrant as specified in its charter)

Delaware	52-1841960
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

6611 Tributary Street
Baltimore, Maryland 21224
(410) 631-6300
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Craig R. Smith, M.D.
Chief Executive Officer
6611 Tributary Street
Baltimore, Maryland 21224
(410) 631-6300
(name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Michael J. Silver
Amy Bowerman Freed
Hogan & Hartson L.L.P.
111 S. Calvert Street, Suite 1600
Baltimore, Maryland 21202
(410) 659-2700

DEREGISTRATION OF SECURITIES

      Guilford Pharmaceuticals Inc. (the “Registrant”) registered 3,500,000 shares of its common stock on this Registration Statement, which was declared effective by the Securities and Exchange Commission on November 30, 2000. As of the date of this Post Effective Amendment No. 1, 2,656,000 shares of common stock have been sold pursuant to the Registration Statement. This Post-Effective Amendment No. 1 is filed for the purpose of deregistering the remaining 844,000 shares of common stock, registered pursuant to the Registration Statement.

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Post Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baltimore, State of Maryland, on January 18, 2001.

Guilford Pharmaceuticals Inc.

By: /s/ ANDREW R. JORDAN Andrew R. Jordan Senior Vice President and Chief Financial Officer

      Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Date:	January 18, 2001	By:	*

Craig R. Smith, M.D. Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)

Date:	January 18, 2001	By:	/s/ ANDREW R. JORDAN

Andrew R. Jordan Senior Vice President and Chief Financial Officer (Principal Accounting Officer)

Date:	January 18, 2001	By:	*

George L. Bunting, Jr. Director

Date:	January 18, 2001	By:	*

Richard L. Casey Director

Date:	January 18, 2001	By:	*

Elizabeth M. Greetham Director

Date:	January 18, 2001	By:	*

Joseph Klein, III Director

Date:	January 18, 2001	By:	*

Ronald M. Nordmann Director

Date:	January 18, 2001	By:	*

Solomon H. Snyder, M.D. Director

Date:	January 18, 2001	By:	*

W. Leigh Thompson, M.D., Ph.D. Director

•   By:/s/ ANDREW R. JORDAN

Andrew R. Jordan,
Attorney-in-Fact